EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Zonagen, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Louis Ploth, Jr., Vice President Business Development and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 9, 2005	By:	/s/ Louis Ploth, Jr.

Louis Ploth, Jr.
Vice President Business Development
and Chief Financial Officer
Zonagen, Inc.

A signed original of this written statement required by Section 906 has been provided to Zonagen and will be retained by Zonagen and furnished to the Securities and Exchange Commission or its staff upon request.